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                                                                 EXHIBIT 10(ii)


Consent of Independent Auditors


The Board of Directors
GE Capital Life Assurance Company of New York
  and
Contractholders
GE Capital Life Separate Account II:

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the Statement of Additional Information.

Our report covering the December 31, 2000 financial statements of GE Capital Life Assurance Company of New York dated January 22, 2001, except for Note 15 which is as of June 28, 2001, contains an explanatory paragraph that states that the balance sheet of GE Capital Life Assurance Company of New York as of December 31, 2000 and the related statement of shareholder's interest for the year then ended have been restated.


/s/ KPMG LLP


Richmond, Virginia
November 2, 2001